Exhibit 99.1

AeroVironment Acquires Progeny Systems Corporation’s Intelligent Systems Group, a Leading Provider of Artificial Intelligence-Enabled Machine Learning and Perceptive Autonomy Technologies and Services

•	Transaction significantly accelerates AeroVironment’s artificial intelligence and autonomy initiatives with best-in-class computer vision and machine perception capabilities

•	Increases AeroVironment’s customer-funded research and development revenue

•	Broadens the scope of AeroVironment’s advanced robotic systems engineering services for defense and commercial customers

AeroVironment, Inc. Accelerates Artificial Intelligence and Autonomy Initiatives with Acquisition of Progeny Systems Corporation’s Intelligent Systems Group

SIMI VALLEY, Calif., Feb. 24, 2021 – AeroVironment, Inc. (NASDAQ: AVAV), a global leader in unmanned aircraft systems (UAS), today announced it has acquired Progeny Systems Corporation’s Intelligent Systems Group (ISG), a leader in the development of artificial intelligence-enabled computer vision, machine learning and perceptive autonomy technologies and provider of related services to United States government customers. The acquisition will significantly accelerate AeroVironment’s development of advanced autonomy capabilities for the company’s growing portfolio of intelligent, multi-domain robotic systems, increase customer-funded research and development revenue and broaden its advanced engineering services offering to defense and commercial customers. Under the terms of the transaction, AeroVironment acquired ISG for $30 million in cash and an earnout for Progeny Systems Corporation of up to $6 million over three years, based on the achievement of specific performance targets.

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Founded in 2006, ISG performs research and development to create highly innovative machine learning, active perception and autonomy capabilities for Department of Defense and intelligence community customers. ISG’s software performs high-volume, automated analysis of still and video imagery from a broad spectrum of sources, including satellites, unmanned aircraft and fixed cameras, to detect specific objects, perform change detection assessment or discern “pattern of life” activity. With more than $10 million in fiscal year 2020 revenue, ISG is based in Manassas, Virginia and has 40 employees, all of whom are continuing in their current roles. The ISG team will merge with AeroVironment’s MacCready Works Advanced Solutions team to focus on expanding the company’s customer-funded research and development revenue, while also adding critical expertise and capabilities to expand AeroVironment’s artificial intelligence and autonomy portfolio.

“The ISG team is a leader in developing some of the most advanced artificial intelligence technologies and capabilities for United States government customers, including the U.S. Navy, Marine Corps, Special Operations Command and Air Force,” said Wahid Nawabi, AeroVironment president and chief executive officer. “Acquiring ISG will enhance the intelligence of our growing, multi-domain robotic systems portfolio, increase customer-funded research and development revenue and deepen our relationships with strategically important customers. Delivering higher-levels of intelligence and autonomy will improve the ability of our solutions to achieve customer mission objectives in permissive and anti-access/area-denied (A2/AD) environments through onboard processing, exploitation and dissemination (PED) without requiring radio communication. These capabilities will further differentiate our solutions and help our customers Proceed with Certainty.”

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“ISG’s cutting-edge machine learning and computer vision capabilities are extremely complementary and relevant to our unmatched portfolio of unmanned systems. We continue to grow and shape our portfolio to align with the evolving needs of our customers, as evidenced by today’s announcement, by our acquisition of Arcturus UAV and our pending acquisition of Telerob. We believe that our strategy will deliver significant value to our customers and our shareholders. This series of acquisitions, combined with our focused research and development investments and our strong balance sheet, position us very well to deliver capabilities our customers will value, and capitalize on the long-term market opportunities in front of us. We are excited about our future and the significant value creation potential of our business.” Mr. Nawabi added.

"We're very pleased to have our Integrated Systems Group (ISG), a division of Progeny Systems Corporation, join the AeroVironment team" said Walt Kitonis, chief executive officer of Progeny Systems. "The people, skills, and technologies that each company has are extremely complementary and will bring big benefits to the warfighter. Our employees have worked well together in the past and we are excited to see how the combined teams’ abilities will allow rapid support and deployment for current and emerging warfighter requirements. Progeny Systems and AeroVironment will continue to support existing programs and together pursue new opportunities in the future.”

“AeroVironment is a global leader in tactical unmanned systems and a trusted provider of unique, customer-funded research and development services,” said Dr. Timothy Faltemier, managing director of ISG. “Joining AeroVironment provides a unique opportunity to develop cutting-edge computer vision and perceptive autonomy functions specifically tailored to individual robotic platforms and missions. The ISG team will expand AeroVironment’s capabilities in perceptive autonomy with our advanced computer vision technologies and expand the scope of its advanced engineering services, while deepening existing relationships with key U.S. government customers. We are very excited to join the AeroVironment team and contribute our expertise to the realization of its exciting portfolio of intelligent, multi-domain robotic systems.”

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The ISG facility in Virginia will now operate as AeroVironment’s new Artificial Intelligence Innovation Center. Within the AeroVironment Artificial Intelligence Innovation Center, the ISG team will collaborate with teams across AeroVironment to integrate cutting-edge technologies into the company’s growing offering and solution roadmap. For example, new artificial intelligence and perceptive autonomy capabilities from ISG will enable AeroVironment’s unmanned systems to identify specific objects autonomously while performing their missions and either proceed with or modify those missions, based on the objects they detect. These new capabilities will increase the effectiveness of AeroVironment’s solutions, reduce the workload of their operators and improve their ability to operate in complex or contested environments, where GPS signals and radio frequency communication may not be reliable or available.

About AeroVironment, Inc.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can proceed with certainty. Celebrating 50 years of innovation, AeroVironment is a global leader in unmanned aircraft systems and tactical missile systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to successfully achieve the anticipated benefits of the ISG acquisition, including by retaining key employees and customers of ISG; our ability to successfully integrate and achieve the benefits of our acquisition of Arcturus UAV, Inc.; our ability to successfully consummate the transactions contemplated by the agreement to purchase Telerob Gesellschaft für Fernhantierungstechnik mbH on a timely basis, if at all, including the satisfaction of the closing conditions of such transaction; the risk that disruptions will occur from the acquisitions that will harm our business or any acquired business(es); any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees; the ability to timely and sufficiently integrate acquired operations into our ongoing business and compliance programs, including the expansion of international aspects; our ability to perform under existing contracts and obtain additional contracts; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Media:

Mark Boyer

The Boyer Syndicate

+1 (310) 229-5956

AeroVironment Corporate Communications

+1 (805) 520-8350

pr@avinc.com

Investors:

AeroVironment, Inc.

Makayla Thomas

+1 (805) 520-8350

ir@avinc.com

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